EXHIBIT 11.1

We consent to the use in this Amendment 1 to Form 1A Regulation A offering statement of Hightimes Holding Corp. of our report dated November 6, 2017 on our audits of the consolidated financial statements of Trans-High Corporation for the years ended December 31, 2016 and 2015, and the reference to us under the caption "Financial Statements."

Our report on Trans-High Corporation contains an explanatory paragraph regarding the ability of Trans-High Corporation to continue as a going concern.

Very truly yours,

/s/ RBSM LLP

RBSM LLP

New York, NY

January 29, 2018